Press Release

Mimi L. Carsley | Chief Financial Officer | mcarsley@jackhenry.com

FOR IMMEDIATE RELEASE

Jack Henry & Associates, Inc. Reports First Quarter 2026 Results

First quarter summary:
•     GAAP revenue increased 7.3% and GAAP operating income increased 21.7% for the fiscal three months ended September 30, 2025, compared to the prior fiscal year quarter.
•     Non-GAAP adjusted revenue increased 8.7% and non-GAAP adjusted operating income increased 18.6% for the fiscal three months ended September 30, 2025, compared to the prior fiscal year quarter.1
▪     GAAP EPS was $1.97 per diluted share for the fiscal three months ended September 30, 2025, compared to $1.63 per diluted share in the prior fiscal year quarter.
▪     Cash and cash equivalents were $36.2 million at September 30, 2025, and $43.2 million at September 30, 2024.
▪     Debt outstanding related to credit facilities was $20 million at September 30, 2025, and $140 million at September 30, 2024.

Compared to the same period in the prior fiscal year:

First Qtr Revenue		First Qtr Operating Income

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
increased	increased	increased	increased
7.3%	8.7%	21.7%	18.6%

First Qtr Net Income		First Qtr EBITDA

GAAP	Non-GAAP[1]	Non-GAAP[2]
increased	increased	increased
20.8%	17.8%	14.6%

Full year fiscal 2026 guidance (Dollars in millions):3

	Current
GAAP	Low	High
Revenue	$2,491	$2,514
Operating margin[4]	23.9%	24.1%
EPS	$6.38	$6.49

Non-GAAP[5]
Adjusted revenue	$2,465	$2,488
Adjusted operating margin	23.5%	23.7%

Monett, MO, November 4, 2025 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading financial technology provider, today announced results for fiscal first quarter ended September 30, 2025.

1 See tables below on page 4 reconciling non-GAAP financial measures to GAAP.
2See table below on page 12 reconciling net income to non-GAAP EBITDA.
3 The full fiscal year guidance assumes no additional acquisitions or dispositions will be made during fiscal year 2026.
4Operating margin is calculated by dividing operating income by revenue.
5 See tables below on page 7 reconciling fiscal year 2026 GAAP to non-GAAP guidance.

1

According to Greg Adelson, President and CEO, “We are pleased to report very strong first-quarter financial results, including non-GAAP revenue growth that exceeded the outlook we shared in August. We continue to see strong demand for our solutions, especially following our record-breaking client conference in early September. We completed our acquisition of Victor Technologies and are excited about the capabilities this technology brings to our clients and the many fintechs serving the financial industry. We remain confident in our ability to deliver consistent, long-term results through our unwavering commitment to culture, service, innovation, strategy, and execution.”

Operating Results
Revenue, operating expenses, operating income, and net income for the fiscal three months ended September 30, 2025, compared to the fiscal three months ended September 30, 2024, were as follows:

Revenue
(Unaudited, dollars in thousands)	Three Months Ended September 30,		% Change
	2025	2024
Revenue
Services and Support	$376,851	$356,679	5.7%
Percentage of Total Revenue	58.5%	59.3%
Processing	267,887	244,303	9.7%
Percentage of Total Revenue	41.5%	40.7%
REVENUE	$644,738	$600,982	7.3%
•Services and support revenue increased for the fiscal three months ended September 30, 2025, primarily driven by growth in data processing and hosting revenue within cloud of 8.0%, higher user group revenue by $5,481 due to the timing of our Connect conference, and higher deconversion revenue by $4,929. Processing revenue increased for the fiscal three months ended September 30, 2025, primarily driven by growth in card revenue of 9.0%, higher transaction and digital revenue of 13.9%, and an increase in payment processing revenues primarily related to PayCenter of 12.1%.
•For the fiscal three months ended September 30, 2025, core segment revenue increased 0.5%, payments segment revenue increased 9.0%, complementary segment revenue increased 10.2%, and corporate and other segment revenue increased 31.6%. For the fiscal three months ended September 30, 2025, core segment non-GAAP adjusted revenue increased 6.3%, payments segment non-GAAP adjusted revenue increased 8.3%, complementary segment non-GAAP adjusted revenue increased 9.4%, and corporate and other non-GAAP adjusted segment revenue increased 31.5%. Total non-GAAP adjusted revenue increased 8.7%. Excluding the impact of the user group revenues related to the timing of our Connect conference, non-GAAP adjusted revenue growth was 7.8% (see revenue lines of segment break-out tables on pages 5 and 6 below for a reconciliation of GAAP segment revenue to non-GAAP adjusted segment revenue).

2

Operating Expenses and Operating Income
(Unaudited, dollars in thousands)	Three Months Ended September 30,		% Change
	2025	2024
Cost of Revenue	$348,566	$343,432	1.5%
Percentage of Total Revenue[6]	54.1%	57.1%
Research and Development	39,278	39,686	(1.0)%
Percentage of Total Revenue[6]	6.1%	6.6%
Selling, General, and Administrative	72,829	66,588	9.4%
Percentage of Total Revenue[6]	11.3%	11.1%
OPERATING EXPENSES	460,673	449,706	2.4%

OPERATING INCOME	$184,065	$151,276	21.7%
Operating Margin[6]	28.5%	25.2%
•Cost of revenue increased for the fiscal three months ended September 30, 2025, primarily due to higher direct costs generally consistent with increases in related lines of revenue, excluding cost of customer maintenance, slightly higher personnel costs, and increased amortization of intangible assets, partially offset by the decrease in cost of customer maintenance due to a contractual change (see FAQ for Analysts/Investors section on page 13), quarter over quarter.
•Research and development expense slightly decreased for the fiscal three months ended September 30, 2025, compared to the fiscal three months ended September 30, 2024.
•Selling, general, and administrative expense increased for the fiscal three months ended September 30, 2025, primarily due to higher expenses related to the timing of our Connect conference and increased professional services, partially offset by the higher gain on sale of assets in the current fiscal year quarter.

Net Income

(Unaudited, in thousands, except per share data)	Three Months Ended September 30,		% Change
	2025	2024
Income Before Income Taxes	$190,318	$156,798	21.4%
Provision for Income Taxes	46,332	37,607	23.2%
NET INCOME	$143,986	$119,191	20.8%
Diluted earnings per share	$1.97	$1.63	21.1%
•Effective tax rates for the fiscal three months ended September 30, 2025, and 2024, were 24.3% and 24.0%, respectively.

According to Mimi Carsley, CFO and Treasurer, “The resiliency of our business model showed in our first quarter results. Strong growth in key areas of our non-GAAP revenue, resulting in significant leverage to non-GAAP operating income and free cash flow. This cash flow was partially utilized for $100 million in share repurchases for the first quarter and the month of October.”

6Operating margin is calculated by dividing operating income by revenue. Operating margin plus operating expense components as a percentage of total revenue may not equal 100% due to rounding.

3

Impact of Non-GAAP Adjustments
The tables below show our revenue, operating income, and net income for the fiscal three months ended September 30, 2025, compared to the fiscal three months ended September 30, 2024, excluding the impacts of deconversions and the gain on sale of asset for the current fiscal year quarter, and excluding the impact of a contract change on first quarter fiscal 2025

(Unaudited, dollars in thousands)	Three Months Ended September 30,		% Change
	2025	2024

GAAP Revenue*	$644,738	$600,982	7.3%

Adjustments:
Deconversion revenue	(8,626)	(3,697)
Revenue related to a contract change	—	(12,248)

NON-GAAP ADJUSTED REVENUE*	$636,112	$585,037	8.7%

GAAP Operating Income	$184,065	$151,276	21.7%

Adjustments:
Operating income from deconversions	(7,101)	(3,495)
Gain on sale of assets, net	(3,796)	—
Operating income related to a contract change	—	(1,805)

NON-GAAP ADJUSTED OPERATING INCOME	$173,168	$145,976	18.6%
Non-GAAP Adjusted Operating Margin**	27.2%	25.0%

GAAP Net Income	$143,986	$119,191	20.8%

Adjustments:
Net income from deconversions	(7,101)	(3,495)
Gain on sale of assets, net	(3,796)	—
Net income related to a contract change	—	(1,805)
Tax impact of adjustments***	2,615	1,272

NON-GAAP ADJUSTED NET INCOME	$135,704	$115,163	17.8%
*GAAP revenue is comprised of services and support and processing revenues (see page 2). Services and support revenue less deconversion revenue for the three months ended September 30, 2025, and 2024 which was $8,626 for the current fiscal year quarter and $3,697 for the prior fiscal year quarter, and reducing the three months ended September 30, 2024, for revenue related to a contract change of $12,248, results in non-GAAP adjusted services and support revenue growth of 8.1% quarter over quarter. There were no non-GAAP adjustments to processing revenue for the fiscal three months ended September 30, 2025, or 2024.
**Non-GAAP adjusted operating margin is calculated by dividing non-GAAP adjusted operating income by non-GAAP adjusted revenue.
***The tax impact of adjustments is calculated using a tax rate of 24% for the fiscal three months ended September 30, 2025, and 2024. The tax rate for non-GAAP adjustment items takes a broad look at the Company's recurring tax adjustments and applies them to non-GAAP revenue that does not have its own specific tax impacts.

4

The tables below show the segment break-out of revenue and cost of revenue for each period presented, as adjusted for the items above, and include a reconciliation to non-GAAP adjusted operating income presented above.

	Three Months Ended September 30, 2025
(Unaudited, dollars in thousands)	Core	Payments	Complementary	Corporate and Other	Total
GAAP REVENUE	$195,293	$230,894	$194,217	$24,334	$644,738
Non-GAAP adjustments*	(3,219)	(3,483)	(1,876)	(48)	(8,626)
NON-GAAP ADJUSTED REVENUE	192,074	227,411	192,341	24,286	636,112

GAAP COST OF REVENUE	73,137	118,660	72,260	84,509	348,566
Non-GAAP adjustments*	(443)	(151)	(308)	(2)	(904)
NON-GAAP ADJUSTED COST OF REVENUE	72,694	118,509	71,952	84,507	347,662

GAAP SEGMENT INCOME	$122,156	$112,234	$121,957	$(60,175)
Segment Income Margin**	62.6%	48.6%	62.8%	(247.3)%

NON-GAAP ADJUSTED SEGMENT INCOME	$119,380	$108,902	$120,389	$(60,221)
Non-GAAP Adjusted Segment Income Margin**	62.2%	47.9%	62.6%	(248.0)%

Research and Development					39,278
Selling, General, and Administrative					72,829
Non-GAAP adjustments unassigned to a segment***					3,175
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					462,944

NON-GAAP ADJUSTED OPERATING INCOME					$173,168
*Revenue non-GAAP adjustments for all segments were deconversion revenue. Cost of revenue non-GAAP adjustments for all segments were deconversion costs.
**Segment income margin is calculated by dividing segment income by revenue for each segment. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue for each segment.
***Non-GAAP adjustments unassigned to a segment were a selling, general, and administrative gain on sale of assets of $3,796 less deconversion costs of $621.

5

	Three Months Ended September 30, 2024
(Unaudited, dollars in thousands)	Core	Payments	Complementary	Corporate and Other	Total
GAAP REVENUE	$194,287	$211,923	$176,281	$18,491	$600,982
Non-GAAP adjustments*	(13,535)	(1,914)	(473)	(23)	(15,945)
NON-GAAP ADJUSTED REVENUE	180,752	210,009	175,808	18,468	585,037

GAAP COST OF REVENUE	80,947	113,020	67,144	82,321	343,432
Non-GAAP adjustments*	(10,480)	(18)	(60)	—	(10,558)
NON-GAAP ADJUSTED COST OF REVENUE	70,467	113,002	67,084	82,321	332,874

GAAP SEGMENT INCOME	$113,340	$98,903	$109,137	$(63,830)
Segment Income Margin**	58.3%	46.7%	61.9%	(345.2)%

NON-GAAP ADJUSTED SEGMENT INCOME	$110,285	$97,007	$108,724	$(63,853)
Non-GAAP Adjusted Segment Income Margin	61.0%	46.2%	61.8%	(345.7)%

Research and Development					39,686
Selling, General, and Administrative					66,588
Non-GAAP adjustments unassigned to a segment***					(87)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					439,061

NON-GAAP ADJUSTED OPERATING INCOME					$145,976
*Revenue non-GAAP adjustments for the payments, complementary, and corporate and other segments were deconversion revenue. Revenue non-GAAP adjustments for the core segment were deconversion revenue of $1,287 and revenue related to a contract change of $12,248. Cost of revenue non-GAAP adjustments for the payments, complementary, and corporate and other segments were deconversion costs. Cost of revenue non-GAAP adjustments for the core segment were deconversion costs of $37 and costs related to a contract change of $10,443.
**Segment income margin is calculated by dividing segment income by revenue for each segment. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue for each segment.
***Non-GAAP adjustments unassigned to a segment were selling, general, and administrative deconversion costs.

6

The table below shows our GAAP to non-GAAP guidance for the fiscal year ending June 30, 2026. Fiscal year 2026 non-GAAP guidance excludes the impacts of deconversion revenue and related operating expenses, acquisition revenues and related operating expenses, the revenues and operating expenses related to a contractual change, and the gain on sale of assets, and assumes no additional acquisitions or dispositions will be made during the fiscal year.

GAAP to Non-GAAP GUIDANCE (Dollars in millions, except per share data)	Annual FY'26		Adjusted for FY26 Comparison	Reported	Contractual Change
	Low	High	FY25	FY25	FY25
GAAP REVENUE	$2,491	$2,514	$2,375	$2,375	$—
Growth	4.9%	5.9%
Deconversions*	20	20	34	34	—
Acquisition	6	6	—	—	—
Contractual change	—	—	16	—	16
NON-GAAP ADJUSTED REVENUE**	$2,465	$2,488	$2,326	$2,341	$(16)
Non-GAAP Adjusted Growth	6.0%	7.0%

GAAP OPERATING EXPENSES	$1,896	$1,908	$1,807	$1,807	$—
Growth	4.9%	5.6%
Deconversion costs*	5	5	6	6	—
Acquisition costs	11	11	—	—	—
Contractual change	—	—	14	—	14
Gain on sale of assets	(7)	(7)	—	—	—
NON-GAAP ADJUSTED OPERATING EXPENSES**	$1,887	$1,899	$1,787	$1,800	$(14)
Non-GAAP Adjusted Growth	5.6%	6.3%

GAAP OPERATING INCOME	$595	$606	$569	$569	$—
Growth	4.7%	6.5%

GAAP OPERATING MARGIN	23.9%	24.1%	23.9%	23.9%

NON-GAAP ADJUSTED OPERATING INCOME**	$578	$589	$539	$541	$(2)
Non-GAAP Adjusted Growth	7.4%	9.3%

NON-GAAP ADJUSTED OPERATING MARGIN	23.5%	23.7%	23.2%	23.1%

GAAP EPS	$6.38	$6.49	$6.24	$6.24	$—
Growth	2.2%	4.0%

*Deconversion revenue and related operating expenses are based on actual results for fiscal three months ended September 30, 2025, and estimates for the remainder of the fiscal year 2026. See the Company’s Form 8-K filed with the Securities and Exchange Commission on October 28, 2025.
**GAAP to Non-GAAP revenue, operating expenses, and operating income may not foot due to rounding.

7

Balance Sheet and Cash Flow Review

•Cash and cash equivalents were $36 million at September 30, 2025, compared to $43 million at September 30, 2024.
•Trade receivables were $308 million at September 30, 2025, compared to $307 million at September 30, 2024.
•The Company had $20 million of borrowings at September 30, 2025, compared to $140 million of borrowings at September 30, 2024.
•Deferred revenue was $321 million at September 30, 2025, compared to $320 million at September 30, 2024.
•Stockholders' equity increased to $2,173 million at September 30, 2025, compared to $1,925 million at September 30, 2024.
*See table below for Net Cash Provided by Operating Activities and on page 12 for Return on Average Shareholders’ Equity. Tables reconciling the non-GAAP measures Free Cash Flow and Net Operating Profit After Tax Return on Invested Capital (NOPAT ROIC) to GAAP measures are on pages 12 and 13. See the Use of Non-GAAP Financial Information section below for the definitions of Free Cash Flow and NOPAT ROIC.

The following table summarizes net cash from operating activities:

(Unaudited, in thousands)	Three Months Ended September 30,
	2025	2024
Net income	$143,986	$119,191
Depreciation	10,434	11,273
Amortization	41,458	39,221
Change in deferred income taxes	38,987	(4,087)
Other non-cash expenses	2,510	6,678
Change in receivables	12,196	26,373
Change in deferred revenue	(42,291)	(69,358)
Change in other assets and liabilities*	(86,690)	(12,395)
NET CASH FROM OPERATING ACTIVITIES	$120,590	$116,896
*For the fiscal three months ended September 30, 2025, the change in other assets and liabilities includes accrued expenses of $(36,567), the change in prepaid expenses, deferred costs and other of $(34,336), and income taxes of $(9,150). For the fiscal three months ended September 30, 2024, the change in other assets and liabilities includes the change in accrued expenses of $(23,067), the change in prepaid expenses, deferred costs and other of $(18,788), partially offset by the change in income taxes of $38,576.

8

The following table summarizes net cash from investing activities:

(Unaudited, in thousands)	Three Months Ended September 30,
	2025	2024
Payment for acquisitions	$(42,390)	$—
Capital expenditures	(8,880)	(12,801)
Proceeds from sale of assets	7,479	—
Purchased software	(1,509)	(2,676)
Computer software developed	(48,203)	(42,259)
Purchase of investments	(6,000)	(2,000)
Proceeds from investments	1,000	1,000
NET CASH FROM INVESTING ACTIVITIES	$(98,503)	$(58,736)

The following table summarizes net cash from financing activities:

(Unaudited, in thousands)	Three Months Ended September 30,
	2025	2024
Borrowings on credit facilities	$20,000	$75,000
Repayments on credit facilities	—	(85,000)
Purchase of treasury stock	(62,045)	—
Dividends paid	(42,145)	(40,104)
Net cash from issuance of stock and tax related to stock-based compensation	(3,611)	(3,128)
NET CASH FROM FINANCING ACTIVITIES	$(87,801)	$(53,232)
Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures, including adjusted revenue, adjusted segment revenue, adjusted operating income, adjusted segment income, adjusted cost of revenue, adjusted segment cost of revenue, adjusted operating expenses, adjusted operating margin, adjusted segment income margin, non-GAAP earnings before interest, taxes, depreciation, and amortization (non-GAAP EBITDA), free cash flow, net operating profit after tax return on invested capital (NOPAT ROIC), and non-GAAP adjusted net income.
We believe non-GAAP financial measures help investors better understand the underlying fundamentals and true operations of our business. Adjusted revenue, adjusted segment revenue, adjusted operating income, adjusted operating margin, adjusted segment income, adjusted segment income margin, adjusted cost of revenue, adjusted segment cost of revenue, adjusted operating expenses, and adjusted net income eliminate one-time deconversion revenue and associated costs and the gain on sale of assets, net, and a contractual change, which management believes are not indicative of the Company's operating performance. Such adjustments give investors further insight into our performance. Non-GAAP EBITDA is defined as net income attributable to the Company before the effect of interest expense, taxes, depreciation, and amortization, adjusted for net income before the effect of interest expense, taxes, depreciation, and amortization attributable to eliminated one-time deconversions, the gain on sale of assets, net, and a contractual change. Free cash flow is defined as net cash from operating activities, less capitalized expenditures, internal use software, and capitalized software, plus proceeds from the sale of assets. NOPAT ROIC is defined as operating income for the trailing four quarters multiplied by one minus the average effective tax rate (ETR) for the trailing four quarters, with the result divided by average invested capital (average of the beginning and ending period balances). Management believes that non-GAAP EBITDA is an important measure of the Company’s overall operating performance and excludes certain costs and other transactions that management deems one time or non-operational in nature; free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions; and NOPAT ROIC is a measure of the Company’s allocation efficiency and effectiveness of its invested capital. For these reasons, management also uses these non-GAAP financial measures in its assessment and management of the Company's performance.

9

Non-GAAP financial measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. Non-GAAP financial measures have no standardized meaning prescribed by GAAP and therefore, are unlikely to be comparable with calculations of similar measures for other companies.
Any non-GAAP financial measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Reconciliations of the non-GAAP financial measures to related GAAP measures are included.

About Jack Henry & Associates, Inc.®	Quarterly Conference Call
Jack HenryTM (Nasdaq: JKHY) is a well-rounded financial technology company that strengthens connections between financial institutions and the people and businesses they serve. We are an S&P 500 company that prioritizes openness, collaboration, and user centricity — offering banks and credit unions a vibrant ecosystem of internally developed modern capabilities as well as the ability to integrate with leading fintechs. For nearly 50 years, Jack Henry has provided technology solutions to enable clients to innovate faster, strategically differentiate, and successfully compete while serving the evolving needs of their accountholders. We empower approximately 7,400 clients with people-inspired innovation, personal service, and insight-driven solutions that help reduce the barriers to financial health. Additional information is available at www.jackhenry.com.

The Company will hold a conference call on November 5, 2025, at 7:45 a.m. Central Time, and investors are invited to listen at www.jackhenry.com. A webcast replay will be available approximately one hour after the event at ir.jackhenry.com/corporate-events-and-presentations and will remain available for one year.

Statements made in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, those discussed in the Company's Securities and Exchange Commission filings, including the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading Risk Factors. Any forward-looking statement made in this news release speaks only as of the date of the news release, and the Company expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether because of new information, future events or otherwise.
MEDIA CONTACT
Jeremy Elwood
Corporate Communications
Jack Henry & Associates, Inc.
417-235-6652
JDElwood@jackhenry.com

ANALYST CONTACT
Vance Sherard, CFA
Investor Relations
Jack Henry & Associates, Inc.
417-235-6652
VSherard@jackhenry.com

10

Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)	Three Months Ended September 30,		% Change
	2025	2024

REVENUE	$644,738	$600,982	7.3%

Cost of Revenue	348,566	343,432	1.5%
Research and Development	39,278	39,686	(1.0)%
Selling, General, and Administrative	72,829	66,588	9.4%
EXPENSES	460,673	449,706	2.4%

OPERATING INCOME	184,065	151,276	21.7%

Interest income	7,139	8,347	(14.5)%
Interest expense	(886)	(2,825)	(68.6)%
Interest Income, net	6,253	5,522	13.2%

INCOME BEFORE INCOME TAXES	190,318	156,798	21.4%

Provision for Income Taxes	46,332	37,607	23.2%

NET INCOME	$143,986	$119,191	20.8%

Diluted net income per share	$1.97	$1.63
Diluted weighted average shares outstanding	72,909	73,078

Consolidated Balance Sheet Highlights (Unaudited)
(In thousands)	September 30,		% Change
	2025	2024
Cash and cash equivalents	$36,239	$43,212	(16.1)%
Receivables	307,647	306,660	0.3%
Total assets	3,047,572	2,928,511	4.1%

Accounts payable and accrued expenses	$190,667	$231,713	(17.7)%
Current and long-term debt	20,000	140,000	(85.7)%
Deferred revenue	321,082	319,574	0.5%
Stockholders' equity	2,173,334	1,925,028	12.9%

11

Calculation of Non-GAAP Earnings Before Income Taxes, Depreciation and Amortization (Non-GAAP EBITDA)
	Three Months Ended September 30,		% Change
(Dollars in thousands)	2025	2024
Net income	$143,986	$119,191
Net interest	(6,253)	(5,522)
Taxes	46,332	37,607
Depreciation and amortization	51,892	50,494
Less: Net income before interest expense, taxes, depreciation and amortization attributable to eliminated one-time adjustments*	(10,897)	(5,300)
NON-GAAP EBITDA	$225,060	$196,470	14.6%
*The fiscal first quarter 2026 adjustments for net income before interest expense, taxes, depreciation and amortization were for deconversions of $7,101 and a gain on sale of assets, net, of $3,796. The fiscal first quarter 2025 adjustments were for deconversions of $3,495 and a contractual change of $1,805.

Calculation of Free Cash Flow (Non-GAAP)	Three Months Ended September 30,
(In thousands)	2025	2024
Net cash from operating activities	$120,590	$116,896
Capitalized expenditures	(8,880)	(12,801)
Internal use software	(1,509)	(2,676)
Proceeds from sale of assets	7,479	—
Capitalized software	(48,203)	(42,259)
FREE CASH FLOW	$69,477	$59,160

Net income	$143,986	$119,191
Operating cash conversion*	83.8%	98.1%
Free cash flow conversion (excluding proceeds from sale of assets)*	43.1%	49.6%
*Operating cash conversion is net cash from operating activities divided by net income. Free cash flow conversion is free cash flow less proceeds from sale of assets of $7,479 for fiscal 2026 and $0 for fiscal 2025 divided by net income.

Calculation of the Return on Average Shareholders’ Equity	September 30,
(In thousands)	2025	2024
Net income (trailing four quarters)	$480,543	$399,328
Average stockholder's equity (period beginning and ending balances)	2,049,181	1,792,488
RETURN ON AVERAGE SHAREHOLDERS’ EQUITY	23.5%	22.3%

12

Calculation of NOPAT ROIC (Non-GAAP)	September 30,
(In thousands)	2025	2024
Operating income (trailing four quarters)	$601,504	$507,968
Average Effective Tax Rate (trailing four quarters)	22.4%	23.4%
NOPAT operating income (trailing four quarters)*	466,767	389,103
Average invested capital (period beginning and ending balances)	2,129,181	1,984,988

NOPAT ROIC	21.9%	19.6%
*NOPAT operating income is calculated by multiplying the trailing four quarters operating income by one minus the average ETR. NOPAT ROIC is calculated by dividing NOPAT operating income by average invested capital (period beginning and ending balances).

FAQ for Analysts / Investors
1.)Why does fiscal 2025 non-GAAP revenue used for growth calculation not match reported fiscal 2025 non-GAAP revenue?
•The restructuring of a third-party agreement has resulted in a $16 million fiscal year-over-year revenue headwind, with $12 million of that coming in the first quarter.
•The remaining $4 million will impact the rest of the fiscal year.
•This restructuring has also resulted in a decrease in the related costs and the impact on margins is expected to be minimal.
•This has been adjusted for a consistent fiscal year-over-year comparison and is included in our fiscal year 2026 guidance (see page 7).

2.) What is the impact of recent federal tax legislation on free cash flow?
•Full expensing of research and development costs (IRC 174) and 100% "bonus" tax depreciation will have a meaningful favorable impact on free cash flow.
•We plan to elect to deduct the remaining unamortized IRC 174 capitalized costs in fiscal year 2026 generating a significant non-recurring cash tax benefit in the current fiscal year.
•Overall, we anticipate this legislation will allow Jack Henry to produce free cash flow conversion consistent with historical levels of approximately 85% to 100% in future years.

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